Exhibit 10.14

LOAN AND SECURITY AGREEMENT
ALEXZA MOLECULAR DELIVERY CORPORATION

     This LOAN AND SECURITY AGREEMENT dated March 20, 2002, between SILICON VALLEY BANK (“Bank”), whose address is 3003 Tasman Drive, Santa Clara, California 95054 and ALEXZA MOLECULAR DELIVERY CORPORATION (“Borrower”), whose address is 2375 Garcia Ave., Mountain View, California 94043 provides the terms on which Bank will lend to Borrower and Borrower will repay Bank. The parties agree as follows:
1 ACCOUNTING AND OTHER TERMS
     Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term “financial statements” includes the notes and schedules. The terms “including” and “includes” always mean “including (or includes) without limitation,” in this or any Loan Document.
2 LOAN AND TERMS OF PAYMENT
2.1 Promise to Pay.
     Borrower promises to pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions.
2.1.1 Equipment Facility.
     (a) Subject to the terms and conditions of this Agreement, Bank agrees to lend to Borrower, from time to time prior to the Commitment Termination Date, equipment advances (each an “Equipment Advance” and collectively the “Equipment Advances”) in an aggregate amount not to exceed the Committed Equipment Line. When repaid, the Equipment Advances may not be re-borrowed. The proceeds of the Equipment Advances will be used solely to reimburse Borrower for the purchase of Eligible Equipment purchased within 90 days of the Equipment Advance, provided however, the proceeds of the initial Equipment Advance may be used to finance (i) Eligible Equipment purchased as far back as November 20, 2001 and (ii) Other Equipment up to $165,057 without invoices. Each Equipment Advance shall be considered a promissory note evidencing the amounts due hereunder for all purposes. Bank’s obligation to lend hereunder shall terminate on the earlier of (i) the occurrence and continuance of an Event of Default, or (ii) the Commitment Termination Date. For purposes of this Section, the minimum amount of each Equipment Advance is $100,000 (with the exception of the initial Equipment Advance and the final Equipment Advance which may be a lesser amount) and the maximum number of Equipment Advances that will be made is 6.
     (b) To obtain an Equipment Advance, Borrower will deliver to Bank a completed supplement in substantially the form attached as Exhibit C (“Loan Supplement”) signed by a Responsible Officer or his or her designee, copies of invoices for the Financed Equipment and such additional information as Bank may request at least five (5) Business Days before the proposed funding date (the “Funding Date”). On each Funding Date, Bank will specify in the Loan Supplement for each Equipment Advance, the Basic Rate, the Loan Factor, and the Payment Dates. If Borrower satisfies the conditions of each Equipment Advance specified herein, Bank will disburse such Equipment Advance by internal transfer to Borrower’s deposit account with Bank. Each Equipment Advance may not exceed 100% of the Original Stated Cost. Notwithstanding the foregoing, Equipment Advances used to reimburse Borrower for the purchase of Eligible Equipment made beyond 90 days of the Equipment Advance approved by Bank shall be advanced at 100% of the net book value in accordance with GAAP.
     (c) Bank’s obligation to lend the undisbursed portion of the Committed Equipment Line will terminate if, in Bank’s sole discretion, there has been a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospects of Borrower, whether or not arising from transactions in the ordinary course of business, or there has been any material adverse deviation by Borrower, in excess of 25%, from Borrower’s most recent cash and operating forecast presented to and accepted by Bank prior to the execution of this Agreement.
2.2 Interest Rate, Payments.
     (a) Principal and Interest Payments On Payment Dates. Borrower will repay the Equipment Advances on the terms provided in the Loan Supplement. Borrower will make payments monthly in advance of principal and accrued interest for each Equipment Advance (collectively, “Scheduled Payments”), on the first Business Day of the month following the Funding Date (or commencing on the Funding Date if the Funding Date is the first Business Day of the month) with respect to such Equipment Advance and continuing thereafter during the Repayment Period on the first Business Day of each calendar month (each a “Payment Date”), in an amount equal to the Loan Factor multiplied by the Loan Amount for such Equipment Advance as of such Payment Date. All unpaid principal and accrued interest is due and payable in full on the last Payment Date with respect to such Equipment Advance. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day. An Equipment Advance may only be prepaid in accordance with Section 2.2(f).
     (b) Interest Rate. Borrower will pay interest on the Payment Dates (as described above) at the per annum rate of interest equal to the Basic Rate determined by Bank as of the Funding Date for each Equipment Advance in accordance with the definition of the Basic Rate. Any amounts outstanding during the continuance of an Event of Default shall bear interest at a per annum rate equal to the Basic Rate plus five percent (5%). If any change in the law increases Bank’s expenses or decreases its return from the Equipment Advances, Borrower will pay Bank upon request the amount of such increase or decrease.
     (c) Interim Payment. In addition to the Scheduled Payments, on the Funding Date for each Equipment Advance (unless the Funding Date is the first Business Day of the month) Borrower shall pay to Bank, on behalf of Bank, an amount (the “Interim Payment”) equal to (i) the initial Equipment Advance multiplied by (ii) the sum of the Prime Rate plus 1.5 percentage points, divided by (iii) 360 days and then multiplied by (iv) the number of days from the actual Funding Date of the Equipment Advance until the first day of the month following such Equipment Advance.
     (d) Final Payment. On the Maturity Date with respect to each Equipment Advance, Borrower will pay, in addition to the unpaid principal and accrued interest and all other amounts due on such date with respect to such Equipment Advance, an amount equal to the Final Payment.
     (e) Mandatory Prepayment Upon an Acceleration. If the Equipment Advances are accelerated following the occurrence of an Event of Default or otherwise, then Borrower will immediately pay to Bank (i) all unpaid Scheduled Payments (including principal and interest) with respect to each Equipment Advance, (ii) all remaining Scheduled Payments (including principal and interest unpaid) (iii) all accrued unpaid interest, including the default rate of interest, to the date of the prepayment, (iv) the Final Payment and (v) all other sums, if any, that shall have become due and payable with respect to any Equipment Advance.
     (f) Permitted Prepayment of Loans. Borrower shall have the option to prepay all, but not less than all, of the Equipment Advances advanced by Bank under this Agreement, provided Borrower (i) provides written notice to Bank of its election to prepay the Equipment Advances at least thirty (30) days prior to such prepayment, and (ii) pays, on the date of the prepayment (A) all accrued unpaid interest with respect to each Equipment Advance to the date of prepayment; (B) all outstanding principal with respect to each Equipment Advance (C) the Final Payment; and

(D) all other sums, if any, that shall have become due and payable hereunder with respect to this Agreement.
2.2.1 Request to Debit Accounts.
     Bank may debit any of Borrower’s deposit accounts including Account Number                                          for principal and interest payments or any amounts Borrower owes Bank when due. Bank will notify Borrower when it debits Borrower’s accounts. These debits are not a set-off.
2.3 Fees.
     Borrower will pay:
     (a) Good Faith Deposit. Already paid; and
     (b) Bank Expenses. All Bank Expenses (including reasonable attorneys’ fees and reasonable expenses) incurred through and after the date of this Agreement, are payable when due.
3 CONDITIONS OF LOANS
3.1 Conditions Precedent to Initial Credit Extension.
     Bank’s obligation to make the initial Credit Extension is subject to the condition precedent that it receive the agreements, documents and fees it requires.
3.2 Conditions Precedent to all Credit Extensions.
     Bank’s obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:
     (a) timely receipt of any Payment/Advance Form;
     (b) the representations and warranties in Section 5 must be materially true on the date of the Payment/Advance Form and on the effective date of each Credit Extension and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties of Section 5 remain true; and
     (c) Bank is in receipt of Borrower’s financial projections pursuant to Section 6.2.
4 CREATION OF SECURITY INTEREST
4.1 Grant of Security Interest.
     Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower’s duties under the Loan Documents. Except for Permitted Liens, any security interest will be a first priority security interest in the Collateral. Bank may place a “hold” on any deposit account pledged as Collateral. If this Agreement is terminated, Bank’s lien and security interest in the Collateral will continue until Borrower fully satisfies its Obligations.
4.2 Authorization of File.

     Borrower authorizes Bank to file financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to perfect or protect Bank’s interest in the Collateral.
5 REPRESENTATIONS AND WARRANTIES
     Borrower represents and warrants as follows:
5.1 Due Organization and Authorization.
     Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change. Borrower has not changed its state of formation or its organizational structure or type or any organizational number (if any) assigned by its jurisdiction of formation.
     The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower’s formation documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.
5.2 Collateral.
     Borrower has good title to the Collateral, free of Liens except Permitted Liens or Borrower has Rights to each asset that is Collateral. Borrower has no other deposit account, other than the deposit accounts described in the Schedule. The Accounts are bona fide, existing obligations, and the service or property has been performed or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. The Collateral is not in the possession of any third party bailee (such as at a warehouse). In the event that Borrower, after the date hereof, intends to store or otherwise deliver the Collateral to such a bailee, then Borrower will receive the prior written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank. All Inventory is in all material respects of good and marketable quality, free from material defects.
5.3 Litigation.
     Except as shown in the Schedule, there are no actions or proceedings pending or, to the knowledge of Borrower’s Responsible Officers and legal counsel, threatened by or against Borrower or any Subsidiary in which a likely adverse decision could reasonably be expected to cause a Material Adverse Change.
5.4 No Material Adverse Change in Financial Statements.
     All consolidated financial statements for Borrower, and any Subsidiary, delivered to Bank fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Bank.
5.5 Solvency.
     The fair salable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.
5.6 Regulatory Compliance.
     Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower’s or any Subsidiary’s properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.
5.7 Investments in Subsidiaries.
     Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.
5.8 Full Disclosure.
     No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank (taken together with all such written certificates and written statements to Bank) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading. It being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected and forecasted results.
6 AFFIRMATIVE COVENANTS
     Borrower will do all of the following for so long as Bank has an obligation to lend, or there are outstanding Obligations:
6.1 Government Compliance.
     Borrower will maintain its and all Subsidiaries’ legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to cause a material adverse effect on Borrower’s business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower’s business or operations or would reasonably be expected to cause a Material Adverse Change.
6.2 Financial Statements, Reports, Certificates.
     (a) Borrower will deliver to Bank: (i) as soon as available, but no later than 30 days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations during the period certified by a Responsible Officer and in a form acceptable to Bank; (ii) when required by Borrower’s investors an/or corporate partners, as soon as available, but no later than 120 days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank; (iii) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $100,000 or more; (iv) as soon as available, but no later than 30 days after the last day of Borrower’s fiscal year, financial projections approved by Borrower’s board of directors (Borrower may submit modified financial projections up to two times per fiscal year, subject to Board approval and Bank’s acceptance) and (v) budgets, sales projections, operating plans or other financial information Bank reasonably requests.
     (b) Allow Bank to audit Borrower’s Collateral at Borrower’s expense. Such audits will be conducted only at such times as an Event of Default has occurred and is continuing.
6.3 Inventory; Returns.
     Borrower will keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors will follow Borrower’s customary practices as they exist at execution of this Agreement. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims, that involve more than $50,000.
6.4 Taxes.
     Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments and will deliver to Bank, on demand, appropriate certificates attesting to the payment.
6.5 Insurance.
     Borrower will keep its business and the Collateral insured for risks and in amounts, as Bank may reasonably request. Insurance policies will be in a form, with companies, and in amounts that are satisfactory to Bank in Bank’s reasonable discretion. All property policies will have a lender’s loss payable endorsement showing Bank as an additional loss payee and all liability policies will show the Bank as an additional insured and provide that the insurer must give Bank at least 20 days notice before canceling its policy. At Bank’s request, Borrower will deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy will, at Bank’s option, be payable to Bank on account of the Obligations.
6.6 Primary Accounts.
     Borrower will maintain its primary operating accounts with Bank.
6.7 Further Assurances.
     Borrower will execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s security interest in the Collateral or to effect the purposes of this Agreement.
7 NEGATIVE COVENANTS

     Borrower will not do any of the following without Bank’s prior written consent, which will not be unreasonably withheld, for so long as Bank has an obligation to lend and there are any outstanding Obligations:
7.1 Dispositions.
     Convey, sell, lease, transfer or otherwise dispose of (collectively “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (i) of Inventory in the ordinary course of business; (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; or (iii) of worn-out or obsolete Equipment. Notwithstanding the foregoing, Borrower may, in the ordinary course of business, license its intellectual property on a non-exclusive basis. Further, Borrower may, in the ordinary course of business, license its intellectual property on an exclusive basis, provided that (i) such exclusive licenses only permit the use or practice of the intellectual property to specific indications and geographic regions and does not impair Borrower’s ability to commercialize its intellectual property in its business markets in the United States as determined by Borrower’s Board of Directors in good faith. Further, Borrower shall not execute any negative pledge agreement related to any and all intellectual property as described above to any third party.
7.2 Changes in Business, Ownership, Management or Locations of Collateral.
     Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto or have a material change in its ownership or management of greater than 25% (other than by the sale of Borrower’s equity securities in a public offering or to equity investors, so long as Borrower identifies the equity investors prior to the closing of the investment). Borrower will not, without at least 30 days prior written notice, relocate its chief executive office, change its state of formation (including reincorporation), change its organizational number or name or add any new offices or business locations (such as warehouses) in which Borrower maintains or stores over $5,000 in Collateral. Bank hereby acknowledges Borrower’s anticipated move to 1001 East Meadow Circle, Palo Alto, CA 94303 on or about April 8, 2002.
7.3 Mergers or Acquisitions.
     Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except where (i) no Event of Default has occurred and is continuing or would result from such action during the term of this Agreement and (ii) such transaction would not result in a decrease of more than 25% of Tangible Net Worth. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.
7.4 Indebtedness.
     Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.
7.5 Encumbrance.
     Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted here, subject to Permitted Liens.

7.6 Distributions; Investments.
     Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so. Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock, except for repurchases of stock from former employees or directors of Borrower under the term of applicable repurchase agreements in an aggregate amount not to exceed $ 175,000 in any fiscal year. This cap may be reviewed annually by Bank and Borrower CC/MF.
7.7 Transactions with Affiliates.
     Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a nonaffiliated Person.
7.8 Subordinated Debt.
     Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt without Bank’s prior written consent.
7.9 Compliance.
     Become an “investment company” or a company controlled by an “investment company,” under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower’s business or operations or would reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.
8 EVENTS OF DEFAULT
     Any one of the following is an Event of Default:
8.1 Payment Default.
     If Borrower fails to pay any of the Obligations within 3 days after their due date, however, during such period no Credit Extensions will be made;
8.2 Covenant Default.
     (a) If Borrower fails to perform any obligation under Sections 6.2 or 6.7 or violates any of the covenants contained in Article 7 of this Agreement, or
     (b) If Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Credit Extensions will be made during such cure period);
8.3 Material Adverse Change.
     If there (i) occurs a material adverse change in the business, operations, or financial condition of the Borrower, or (ii) is a material impairment of the prospect of repayment of any portion of the Obligations; or (iii) is a material impairment of the value or priority of Bank’s security interests in the Collateral (the foregoing being defined as a “Material Adverse Change”).
8.4 Attachment.
     If any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in 10 days, or if Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of Borrower’s assets, or if a notice of lien, levy, or assessment is filed against any of Borrower’s assets by any government agency and not paid within 10 days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions will be made during the cure period);
8.5 Insolvency.
     If Borrower becomes insolvent or if Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 30 days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);
8.6 Other Agreements.
     If there is a default in any agreement between Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $100,000 or that could cause a Material Adverse Change;
8.7 Judgments.
     If a money judgment(s) in the aggregate of at least $50,000 is rendered against Borrower and is unsatisfied and unstayed for 10 days (but no Credit Extensions will be made before the judgment is stayed or satisfied); or
8.8 Misrepresentations.
     If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document.
9 BANK’S RIGHTS AND REMEDIES
9.1 Rights and Remedies.
     When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:
     (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

     (b) Stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Bank;
     (c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable; notify any Person owing Borrower money of Bank’s security interest in the funds and verify the amount of the Account. Borrower must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit;
     (d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Bank requires and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;
     (e) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;
     (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral; and
     (g) Dispose of the Collateral according to the Code.
9.2 Power of Attorney.
     Effective only when an Event of Default occurs and continues, Borrower irrevocably appoints Bank as its lawful attorney to: (i) endorse Borrower’s name on any checks or other forms of payment or security; (ii) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against account debtors, (iii) make, settle, and adjust all claims under Borrower’s insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; and (v) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign Borrower’s name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank’s appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank’s obligation to provide Credit Extensions terminates.
9.3 Bank Expenses.
     If Borrower fails to pay any amount or furnish any required proof of payment to third persons, Bank may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies Bank deems prudent. Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.
9.4 Bank’s Liability for Collateral.
     If Bank complies with reasonable banking practices and Section 9-207 of the Code, it is not liable for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Except as provided above, Borrower bears all risk of loss, damage or destruction of the Collateral.

9.5 Remedies Cumulative.
     Bank’s rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.
9.6 Demand Waiver.
     Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.
10 NOTICES
     All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to the addresses set forth at the beginning of this Agreement. A party may change its notice address by giving the other party written notice.
11 CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER
     California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.
BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.
12 GENERAL PROVISIONS
12.1 Successors and Assigns.
     This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights under it without Bank’s prior written consent which may be granted or withheld in Bank’s discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits under this Agreement.
12.2 Indemnification.
     Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses), except for losses caused by Bank’s gross negligence or willful misconduct.

12.3 Time of Essence.
     Time is of the essence for the performance of all obligations in this Agreement.
12.4 Severability of Provision.
     Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.
12.5 Amendments in Writing, Integration.
     All amendments to this Agreement must be in writing and signed by Borrower and Bank. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Loan Documents.
12.6 Counterparts.
     This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.
12.7 Survival.
     All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.
12.8 Confidentiality.
     In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (i) to Bank’s subsidiaries or affiliates as may be required in connection with their business with Borrower, (ii) to prospective transferees or purchasers of any interest in the loans (provided, however, Bank shall use commercially reasonable efforts in obtaining such prospective transferee or purchasers agreement of the terms of this provision), (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank’s examination or audit and (v) as Bank considers appropriate exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.
12.9 Attorneys’ Fees, Costs and Expenses.
     In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys’ fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.
13 DEFINITIONS

13.1 Definitions.
     In this Agreement:
     “Accounts” are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower’s Books relating to any of the foregoing, as such definition may be amended from time to time according to the Code.
     “Affiliate” of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.
     “Bank Expenses” are all audit fees and expenses and reasonable costs and expenses (including reasonable attorneys’ fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).
     “Basic Rate” is, as of the Funding Date, the per annum rate of interest (based on a year of 360 days) equal to the sum of (a) the Prime Rate on the day the Loan Supplement is prepared, plus (b) the Loan Margin.
     “Borrower’s Books” are all Borrower’s books and records including ledgers, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.
     “Business Day” is any day that is not a Saturday, Sunday or a day on which the Bank is closed.
     “Closing Date” is the date of this Agreement.
     “Code” is the California Uniform Commercial Code, as applicable.
     “Collateral” is the property described on Exhibit A.
     “Committed Equipment Line” is a Credit Extension of up to $1,000,000.
     “Commitment Termination Date” is March 1, 2003.
     “Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

     “Credit Extension” is each Equipment Advance or any other extension of credit by Bank for Borrower’s benefit.
     “Eligible Equipment” is general purpose computer equipment, office equipment, test and laboratory equipment, furnishings, and, subject to the limitations set forth below, Other Equipment that complies with all of Borrower’s representations and warranties to Bank and which is acceptable to Bank in all respects. All Equipment financed with the proceeds of Equipment Advances shall be new, provided that Bank, in its sole discretion, may finance used equipment.
     “Equipment” is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.
     “Equipment Advance” is defined in Section 2.1.1.
     “ERISA” is the Employment Retirement Income Security Act of 1974, and its regulations.
     “Final Payment” is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the Maturity Date for such Equipment Advance equal to the Loan Amount for such Equipment Advance multiplied by the Final Payment Percentage.
     “Final Payment Percentage” is, for each Equipment Advance, 6%.
     “Financed Equipment” is defined in the Loan Supplement.
     “Funding Date” is any date on which an Equipment Advance is made to or on account of Borrower.
     “GAAP” is generally accepted accounting principles.
     “Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.
     “Insolvency Proceeding” are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.
     “Inventory” is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.
     “Investment” is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.
     “Lien” is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.
     “Loan Amount” is the aggregate amount of the Equipment Advance.

     “Loan Documents” are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower or Guarantor, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.
     “Loan Factor” is the percentage which results from amortizing the Equipment Advance over the Repayment Period, using the Basic Rate as the interest rate.
     “Loan Margin” is 1.5 percentage points.
     “Loan Supplement” is attached as Exhibit C.
     “Material Adverse Change” is defined in Section 8.3.
     “Maturity Date” is, with respect to each Equipment Advance, the last day of the Repayment Period for such Equipment Advance, or if earlier, the date of acceleration of such Equipment Advance by Bank following an Event of Default.
     “Obligations” are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including cash management services, letters of credit and foreign exchange contracts, if any and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.
     “Original Stated Cost” is (i), the original cost to the Borrower of the item of new Eligible Equipment net of any and all freight, installation, tax or (ii) the fair market value assigned to such item of used Eligible Equipment by mutual agreement of Borrower and Bank at the time of making of the Equipment Advance.
     “Other Equipment” is leasehold improvements, intangible property such as computer software and software licenses and other soft costs, including sales tax, freight and installation expense, equipment specifically designed or manufactured for Borrower, other intangible property, limited use property and other similar property. Unless otherwise agreed to by Bank: not more than 27% of the Committed Equipment shall consist of Other Equipment.
     “Permitted Indebtedness” is:
     (a) Borrower’s indebtedness to Bank under this Agreement or any other Loan Document;
     (b) Indebtedness existing on the Closing Date and shown on the Schedule;
     (c) Subordinated Debt;
     (d) Indebtedness to trade creditors incurred in the ordinary course of business; and
     (e) Indebtedness secured by Permitted Liens.
     “Permitted Investments” are:
     (a) Investments shown on the Schedule and existing on the Closing Date; and
     (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc., and (iii) Bank’s certificates of deposit issued maturing no more than 1 year after issue.

     “Permitted Liens” are:
     (a) Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;
     (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank’s security interests;
     (c) Purchase money Liens (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or (ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;
     (d) Licenses or sublicenses granted in the ordinary course of Borrower’s business and any interest or title of a licensor or under any license or sublicense, if the licenses and sublicenses permit granting Bank a security interest;
     (e) Leases or subleases granted in the ordinary course of Borrower’s business, including in connection with Borrower’s leased premises or leased property;
     (f) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.
     “Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.
     “Prime Rate” is Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.
     “Repayment Period” as to the Equipment Advances, is 48 months.
     “Responsible Officer” is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.
     “Rights”, as applied to the Collateral, means the Borrower’s rights and interests in, and powers with respect to, that Collateral, whatever the nature of those rights, interests and powers and, in any event, including Borrower’s power to transfer rights in such Collateral to Bank.
     “Schedule” is any attached schedule of exceptions.
     “Subordinated Debt” is debt incurred by Borrower subordinated to Borrower’s indebtedness owed to Bank and which is reflected in a written agreement in a manner and form acceptable to Bank and approved by Bank in writing.
     “Subsidiary” is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.
     “Tangible Net Worth” is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus, (i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, and (ii) Total Liabilities.
     “Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, and current portion Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.
BORROWER:
Alexza Molecular Delivery Corporation

By:	/s/ Carol A. Christopher

Title:	Chief Financial Officer
BANK:
SILICON VALLEY BANK

By:	/s/ Mercy Forde

Title:	VP

EXHIBIT A
     The Collateral consists of all of Borrower’s right, title and interest in and to the following whether owned now or hereafter arising and whether the Borrower has rights now or hereafter has rights therein and wherever located:
     All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;
     All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;
     All contract rights and general intangibles (as such definitions may be amended from time to time according to the Code), now owned or hereafter acquired, including, without limitation, goodwill, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind,;
     All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower (as such definitions may be amended from time to time according to the Code) whether or not earned by performance, and any and all credit insurance, insurance (including refund) claims and proceeds, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;
     All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, letter of credit rights, certificates of deposit, instruments and chattel paper and electronic chattel paper now owned or hereafter acquired and Borrower’s Books relating to the foregoing; and
     All Borrower’s Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.
     The Collateral shall not be deemed to include any copyrights, copyright applications, copyright registration and like protection in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; any patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, trademarks, servicemarks and applications therefor, whether registered or not, and the goodwill of the business of Borrower connected with and symbolized by such trademarks, any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; or any claims for damage by way of any past, present and future infringement of any of the foregoing (collectively, the “Intellectual Property”), except that the Collateral shall include the proceeds of all the Intellectual Property including proceeds from the sale, licensing or other disposition of the Intellectual Property and proceeds that are accounts, (e.g., accounts receivable of Borrower, or general intangibles consisting of proceeds and rights to payment). Notwithstanding the prior sentence, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in such accounts and general intangibles of Borrower that are proceeds of the Intellectual Property, then the Collateral shall automatically, and effective as of the Closing Date, include the Intellectual Property to the extent necessary to permit perfection of Bank’s security interest in such accounts and general intangibles of Borrower that are proceeds of the Intellectual Property.

LOAN MODIFICATION AGREEMENT
This Loan Modification Agreement is entered into as of January 7, 2003, by and between Alexza Molecular Delivery Corporation (the “Borrower”) and Silicon Valley Bank (“Bank”).
1. DESCRIPTION OF EXISTING OBLIGATIONS: Among other Obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated March 20, 2002, as may be amended from time to time (the “Loan Agreement”). The Loan Agreement provides for, among other things, a Committed Equipment Line in the original principal amount of One Million Dollars ($1,000,000). Defined terms used but not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.
Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the “Obligations.”
2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement.
Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Obligations shall be referred to as the “Security Documents”. Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.
3. DESCRIPTION OF CHANGE IN TERMS.
     A. Modification(s) to Loan Agreement.
1.	The following Sections are hereby incorporated into the Loan Agreement:
2.1.2 Equipment 2 Facility.
(a) Subject to the terms and conditions of this Agreement, Bank agrees to lend to Borrower, from time to time prior to the Commitment 2 Termination Date, equipment advances (each an “Equipment 2 Advance” and collectively the “Equipment 2 Advances”) in an aggregate amount not to exceed the Committed Equipment 2 Line. When repaid, the Equipment 2 Advances may not be re-borrowed. The proceeds of the Equipment 2 Advances will be used solely to reimburse Borrower for the purchase of Eligible Equipment purchased within 90 days of the Equipment 2 Advance. Each Equipment 2 Advance shall be considered a promissory note evidencing the amounts due hereunder for all purposes. Bank’s obligation to lend hereunder shall terminate on the earlier of (i) the occurrence and continuance of an Event of Default, or (ii) the Commitment 2 Termination Date. For purposes of this Section, the minimum amount of each Equipment 2 Advance is $100,000 (with the exception of the final Equipment 2 Advance which may be a lesser amount) and the maximum number of Equipment 2 Advances that will be made is 8.
(b) To obtain an Equipment 2 Advance, Borrower will deliver to Bank a completed supplement in substantially the form attached as Exhibit D (“Loan 2 Supplement”) signed by a Responsible Officer or his or her designee, copies of invoices for the Financed Equipment and such additional information as Bank may request at least five (5) Business Days before the proposed funding date (the “Funding Date”). On each Funding Date, Bank will specify in the Loan 2 Supplement for each Equipment 2 Advance, the Basic Rate, the Loan Factor, and the Payment Dates. If Borrower satisfies the conditions of each Equipment 2 Advance specified herein, Bank will disburse such Equipment 2 Advance by internal transfer to Borrower’s deposit account with Bank. Each Equipment 2 Advance may not exceed 100% of the Original Stated Cost. Notwithstanding the foregoing, Equipment 2 Advances used to reimburse Borrower for the purchase of Eligible Equipment made beyond 90 days of the Equipment Advance approved by Bank on a case by case basis shall be advanced at 100% of the net book value in accordance with GAAP.
(c) Bank’s obligation to lend the undisbursed portion of the Committed Equipment 2 Line will terminate if, in Bank’s sole discretion, there has been a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospects of Borrower, whether or not arising from transactions in the ordinary course of business, or there has been any material adverse deviation by Borrower, in excess of 25%, from Borrower’s most recent cash and operating forecast presented to and accepted by Bank prior to the execution of this Agreement.
2.2.2 Interest Rate, Payments Related to Equipment 2 Advances.
(a) Principal and Interest Payments On Payment Dates. Borrower will repay the Equipment 2 Advances on the terms provided in the Loan 2 Supplement. Borrower will make payments monthly in advance of principal and accrued interest for each Equipment 2 Advance (collectively, “Scheduled Payments”), on the first Business Day of the month following the Funding Date (or commencing on the Funding Date if the Funding Date is the first Business Day of the month) with respect to such Equipment 2 Advance and continuing thereafter during the Repayment Period on the first Business Day of each calendar month (each a “Payment Date”), in an amount equal to the Loan Factor multiplied by the Loan Amount for such Equipment 2 Advance as of such Payment Date. All unpaid principal and accrued interest is due and payable in full on the last Payment Date with respect to such Equipment 2 Advance. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day. An Equipment 2 Advance may only be prepaid in accordance with Section 2.2.1(f).
(b) Interest Rate. Borrower will pay interest on the Payment Dates (as described above) at the per annum rate of interest equal to the Basic Rate determined by Bank as of the Funding Date for each Equipment 2 Advance in accordance with the definition of the Basic Rate, but no less than 5.75% per annum. Any amounts outstanding during the continuance of an Event of Default shall bear interest at a per annum rate equal to the greater of either (i) Basic Rate plus five percentage points or (ii) 10.75% per annum. If any change in the law increases Bank’s expenses or decreases its return from the Equipment 2 Advances, Borrower will pay Bank upon request the amount of such increase or decrease.
(c) Interim Payment. In addition to the Scheduled Payments, on the Funding Date for each Equipment 2 Advance (unless the Funding Date is the first Business Day of the month) Borrower shall pay to Bank, on behalf of Bank, an amount (the “Interim Payment”) equal to (i) the initial Equipment 2 Advance multiplied by (ii) the Basic Rate, divided by (iii) 360 days and then multiplied by (iv) the number of days from the actual Funding Date of the Equipment 2 Advance until the first day of the month following such Equipment 2 Advance.
(d) Final Payment. On the Maturity Date with respect to each Equipment 2 Advance, Borrower will pay, in addition to the unpaid principal and accrued interest and all other amounts due on such date with respect to such Equipment 2 Advance, an amount equal to the Final Payment.

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(e) Mandatory Prepayment Upon an Acceleration. If the Equipment 2 Advances are accelerated following the occurrence of an Event of Default or otherwise, then Borrower will immediately pay to Bank (i) all unpaid Scheduled Payments (including principal and interest) with respect to each Equipment 2 Advance, (ii) all remaining Scheduled Payments (including principal and interest unpaid) (iii) all accrued unpaid interest, including the default rate of interest, to the date of the prepayment, (iv) the Final Payment and (v) all other sums, if any, that shall have become due and payable with respect to any Equipment 2 Advance.
(f) Permitted Prepayment of Loans. Borrower shall have the option to prepay all, but not less than all, of the Equipment 2 Advances advanced by Bank under this Agreement, provided Borrower (i) provides written notice to Bank of its election to prepay the Equipment 2 Advances at least thirty (30) days prior to such prepayment, and (ii) pays, on the date of the prepayment (A) all accrued unpaid interest with respect to each Equipment 2 Advance to the date of prepayment; (B) all outstanding principal with respect to each Equipment 2 Advance (C) the Final Payment; and (D) all other sums, if any, that shall have become due and payable hereunder with respect to this Agreement.
2.	The following terms are hereby either amended in or incorporated into Section 13.1 entitled “Definitions”:
“Basic Rate” is, as of the Funding Date, the per annum rate of interest (based on a year of 360 days) equal to the sum of (a) the Prime Rate on the day the Loan Supplement or Loan 2 Supplement is prepared, plus (b) the Loan Margin; provided, however, the Basic Rate related to Equipment 2 Advances shall at no time be less than 5.75% per annum.
“Commitment 2 Termination Date” is February 1, 2004.
“Committed Equipment 2 Line” is a Credit Extension of up to $1,500,000.
“Credit Extension” is each Equipment Advance, Equipment 2 Advance or any other extension of credit by Bank for Borrower’s benefit.
“Eligible Equipment” is general purpose computer equipment, office equipment, test and laboratory equipment, furnishings, and, subject to the limitations set forth below, Other Equipment that complies with all of Borrower’s representations and warranties to Bank and which is acceptable to Bank in all respects. All Equipment financed with the proceeds of Equipment Advances or Equipment 2 Advances shall be new, provided that Bank, in its sole discretion, may finance used equipment.
“Equipment 2 Advance” is defined in Section 2.1.2.
“Final Payment” is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the Maturity Date for such Equipment Advance or Equipment 2 Advance equal to the Loan Amount for such Equipment Advance or Equipment 2 Advance multiplied by the Final Payment Percentage.
“Final Payment Percentage” is, for each Equipment Advance or Equipment 2 Advance, 6%.

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“Financed Equipment” is, for each Equipment Advance, defined in the Loan Supplement, and, for each Equipment 2 Advance, defined in the Loan 2 Supplement.
“Funding Date” is any date on which an Equipment Advance or Equipment 2 Advance is made to or on account of Borrower.
“Loan Amount” is the aggregate amount of the Equipment Advance or the Equipment 2 Advance.
“Loan Factor” is the percentage which results from amortizing the Equipment Advance or the Equipment 2 Advance over the Repayment Period, using the Basic Rate as the interest rate.
“Loan Margin” is 1.5 percentage points.
“Loan 2 Supplement” is attached as Exhibit D.
“Maturity Date” is, with respect to each Equipment Advance or Equipment 2 Advance, the last day of the Repayment Period for such Equipment Advance or Equipment 2 Advance, or if earlier, the date of acceleration of such Equipment Advance or Equipment 2 Advance by Bank following an Event of Default.
“Original Stated Cost” is (i), the original cost to the Borrower of the item of new Eligible Equipment or (ii) the fair market value assigned to such item of used Eligible Equipment by mutual agreement of Borrower and Bank at the time of making of the Equipment Advance.
“Other Equipment” is leasehold improvements, intangible property such as computer software and software licenses and other soft costs, including sales tax, freight and installation expense, equipment specifically designed or manufactured for Borrower, other intangible property, limited use property and other similar property. Unless otherwise agreed to by Bank: not more than 27% of the Committed Equipment shall consist of Other Equipment and not more than 35% of the aggregate Equipment 2 Advances shall consist of Other Equipment.
“Repayment Period” as to the Equipment Advances or Equipment 2 Advances, is 48 months.
3.	For valuable consideration, at such time as all Obligations under the Committed Equipment Line are paid in full and the only Obligations outstanding are under the Committed Equipment 2 Line and no Event of Default has occurred and is continuing, Bank shall release its security interest in all Collateral except the specific Equipment financed under the Committed Equipment 2 Line together with all substitutions, renewals or replacements of and additions, improvements, and accessions to any and all of the foregoing, and all proceeds from sales, renewals, releases or other dispositions thereof. In addition, upon such event the Exhibit “A” to the Loan Agreement, which describes the Collateral and any UCC financing statements related thereto, shall be amended to read as the Exhibit “A” attached to this Loan Modification Agreement and shall include a detailed description of the Equipment financed under the Committed Equipment 2 Line.
4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

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5. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against paying any of the Obligations.
6. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing indebtedness, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.
7. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon payment of the fees owed to Bank related to this Loan Modification Agreement and Bank’s receipt of that certain Warrant agreement between Borrower and Bank.
     This Loan Modification Agreement is executed as of the date first written above.

BORROWER:		BANK:

ALEXZA MOLECULAR DELIVERY CORPORATION		SILICON VALLEY BANK

By:	/s/ Carol A. Christopher	By:	/s/ Mercy Forde

Name:	Carol A. Christopher	Name:	Mercy Forde
Title:	CFO	Title:	VP

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EXHIBIT A
     The Collateral consists of all of Borrower’s right, title and interest in and to the following:
Each item of equipment, or personal property financed with an “Equipment 2 Advance” pursuant to that certain Loan and Security Agreement, dated as of the Effective Date (as defined therein) (the “Loan Agreement”), by and between Debtor and Secured Party, including, without limitation, the property described in Annex A hereto, whether now owned or hereafter acquired, together with all substitutions, renewals or replacements of and additions, improvements, and accessions to any and all of the foregoing, and all proceeds from sales, renewals, releases or other dispositions thereof.

EXHIBIT D
FORM OF LOAN AGREEMENT SUPPLEMENT
LOAN AGREEMENT SUPPLEMENT No. [ ]
FOR EQUIPMENT 2 ADVANCES
     LOAN AGREEMENT SUPPLEMENT No. [ ], dated                    , 200___(“Supplement”), to the Loan and Security Agreement dated as of March 20, 2002 (the “Loan Agreement) by and between the undersigned (“Borrower”), and Silicon Valley Bank (“Bank”).
     Capitalized terms used herein but not otherwise defined herein are used with the respective meanings given to such terms in the Loan Agreement.
To secure the prompt payment by Borrower of all amounts from time to time outstanding under the Loan Agreement, and the performance by Borrower of all the terms contained in the Loan Agreement, Borrower grants Bank, a first priority security interest in each item of equipment and other property described in Annex A hereto, which equipment and other property shall be deemed to be additional Financed Equipment and Collateral. The Loan Agreement is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.
Annex A (Equipment Schedule) and Annex B (Loan Terms Schedule) are attached hereto.
The proceeds of the Loan should be transferred to Borrower’s account with Bank set forth below:
Bank Name:     Silicon Valley Bank
Account No.:
Borrower hereby certifies that (a) the foregoing information is true and correct and authorizes Bank to endorse in its respective books and records, the Basic Rate applicable to the Funding Date of the Loan contemplated in this Loan Agreement Supplement and the principal amount set forth in the Loan Terms Schedule; (b) the representations and warranties made by Borrower in the Loan Agreement are true and correct on the date hereof and will be true and correct on such Funding Date. No Event of Default has occurred and is continuing under the Loan Agreement. This Supplement may be executed by Borrower and Bank in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.
     This Supplement is delivered as of this day and year first above written.

SILICON VALLEY BANK		ALEXZA MOLECULAR DELIVERY CORPORATION

By:		By:

	Name:		Name:

	Title:		Title:

Annex A – Description of Financed Equipment
Annex B – Loan Terms Schedule

Annex A to Exhibit D
     The Financed Equipment being financed with the Equipment 2 Advance which this Loan Agreement Supplement is being executed is listed below. Upon the funding of such Equipment 2 Advance, this schedule automatically shall be deemed to be a part of the Collateral.

of Equipment:	Make	Model	Serial #	Invoice #

2

Annex B to Exhibit D
LOAN TERMS SCHEDULE #
Loan Funding Date:                     , 200_
Original Loan Amount: $
Basic Rate:                     %
Loan Factor:                    %
Scheduled Payment Dates and Amounts*:
One (1) payment of $                     due

               payment of $                     due monthly in advance from                     through                    .

One (1) payment of $                     due
Maturity Date:

Final Payment:	An additional amount equal to the Final Payment Percentage multiplied by the Loan Amount then in effect, shall be paid on the Maturity Date with respect to such Loan.

Payment No.	Payment Date
1
2
3
4
...
47
[48]
...

*/	The amount of each Scheduled Payment will change as the Loan Amount changes.

3

LOAN MODIFICATION AGREEMENT
This Loan Modification Agreement is entered into as of September 3, 2003, by and between Alexza Molecular Delivery Corporation (the “Borrower”) and Silicon Valley Bank (“Bank”).
1. DESCRIPTION OF EXISTING OBLIGATIONS: Among other Obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated March 20, 2002, as amended or modified from time to time, (the “Loan Agreement”). The Loan Agreement provides for, among other things, a Committed Equipment Line in the original principal amount of One Million Dollars ($1,000,000). The Loan Agreement has been modified pursuant to, among other documents, a Loan Modification Agreement dated January 3, 2003, pursuant to which, among other things, a Committed Equipment 2 Line was incorporated in the original principal amount of One Million Five Hundred Thousand Dollars ($1,500,000). Defined terms used but not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.
Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the “Obligations.”
2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement.
Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Obligations shall be referred to as the “Security Documents”. Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.
3. DESCRIPTION OF CHANGE IN TERMS.
     A. Modification(s) to Loan Agreement.
          1. The following defined terms under Section 13.1 entitled “Definitions” are hereby amended to read as follows:
“Commitment 2 Termination Date” is March 31, 2004.
“Committed Equipment 2 Line” is a Credit Extension of up to $2,700,000.
4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.
5. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledger signing below) agrees that, as of the date hereof, it has no defenses against paying any of the Obligations.
6. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

     This Loan Modification Agreement is executed as of the date first written above.

BORROWER:		BANK:

ALEXZA MOLECULAR DELIVERY CORPORATION		SILICON VALLEY BANK

By:	/s/ Carol A. Christopher	By:	/s/ Mercy Forde

Name:	Carol A. Christopher	Name:	Mercy Forde
Title:	CFO and VP, Business Development	Title:	Vice President

LOAN MODIFICATION AGREEMENT
This Loan Modification Agreement is entered into as of March 18, 2004 by and between Alexza Molecular Delivery Corporation (the “Borrower”) and Silicon Valley Bank (“Bank”).
1. DESCRIPTION OF EXISTING OBLIGATIONS: Among other Obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated March 20, 2002, as amended or modified from time to time (the “Loan Agreement). The Loan Agreement provides for, among other things, a Committed Equipment Line in the original principal amount of One Million Dollars ($1,000,000). The Loan Agreement has been modified pursuant to, among other documents, a Loan Modification Agreement dated January 7, 2003, pursuant to which, among other things, a Committed Equipment Line 2 was incorporated in the original principal amount of One Million Five Hundred Thousand Dollars ($1,500,000). The Loan Agreement has been further modified pursuant to, among other documents, a Loan Modification Agreement dated September 3, 2003, pursuant to which, among other things, a Committed Equipment 2 Line was increased to Two Million Seven Hundred Thousand Dollars ($2,700,000). Defined terms used but not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.
Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the “Obligations.”
2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement.
Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Obligations shall be referred to as the “Security Documents”. Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.
3. DESCRIPTION OF CHANGE IN TERMS.
     A. Modification(s) to Loan Agreement.
          1. The following defined terms under Section 13.1 entitled “Definitions” are hereby amended to read as follows:
“Committed 2 Termination Date” is December 31, 2004.
“Committed Equipment 2 Line” is a Credit Extension of up to $3,200,000.
4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.
5. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against paying any of the Obligations.
6. CONTINUING VALIDITY. Borrower (and each guarantor and pledger signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.
     This Loan Modification Agreement is executed as of the date first written above.

BORROWER:		BANK:

ALEXZA MOLECULAR DELIVERY CORPORATION		SILICON VALLEY BANK

By:	/s/ Thomas B. King	By:

Name:	Thomas B. King	Name:

Title:	President & CEO	Title:

LOAN MODIFICATION AGREEMENT
This Loan Modification Agreement is entered into as of May 16, 2005, by and between Alexza Molecular Delivery Corporation (the “Borrower”) and Silicon Valley Bank (“Bank”).
1. DESCRIPTION OF EXISTING OBLIGATIONS: Among other Obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated March 20, 2002 (as may be amended, restated, or otherwise modified from time to time, the “Loan Agreement”). The Loan Agreement provides for, among other things, a Committed Equipment Line in the original principal amount of One Million Dollars ($1,000,000). The Loan Agreement has been modified pursuant to, among other documents, a Loan Modification Agreement dated January 7, 2003, pursuant to which, among other things, the Committed Equipment 2 Line was incorporated in the original principal amount of One Million Five Hundred Thousand Dollars ($1,500,000). The Loan Agreement has been further modified pursuant to which, among other things, the Committed Equipment 2 Line was increased to Three Million Two Hundred Thousand Dollars ($3,200,000). Defined terms used but not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.
Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the “Obligations.”
2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement.
Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Obligations shall be referred to as the “Security Documents”. Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.
3. DESCRIPTION OF CHANGE IN TERMS.
     A. Modification(s) to Loan Agreement.
1.	Section 2.1.3 entitled “Equipment Facility” is hereby incorporated to read as follows:
(a)	Bank will make a Term Loan available to Borrower.

(b)	Borrower will pay 48 equal installments of principal and interest (the “Term Loan Payment”). Each Term Loan Payment is payable on the 1st of each month during the term of the loan. Borrower’s final Term Loan Payment, due on Term Loan Maturity Date, includes all outstanding Term Loan principal and accrued interest.

(c)	Bank’s obligation to lend the undisbursed portion of the Obligations will terminate if, in Bank’s sole discretion, there has been a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospect of repayment of the Obligations, or there has been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank prior to the execution of this Agreement.
2.	Section 2.2.3 entitled “Interest Rate, Payments” is hereby amended in its entirety to read as follows:
     (a) Interest Rate. The Term Loan accrues interest at a fixed rate per annum rate equal to the greater of the (i) Basic Rate or (ii) 7.25%. After an Event of Default, Obligations accrue interest at 5 percent above the rate effective immediately before the Event of Default. Interest is computed on a 360 day year for the actual number of days elapsed.
     (b) Payments. Bank may debit any of Borrower’s deposit accounts including Account Number 3300361898 for principal and interest payments owing or any amounts Borrower owes Bank. Bank will promptly notify Borrower when it debits Borrower’s accounts. These debits are not a set-off. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional interest shall accrue.
3.	Section 2.4 entitled “Additional Costs” is hereby incorporated to read as follows:
If any law or regulation increases Bank’s costs or reduces its income for any loan, Borrower will pay the increase in cost or reduction in income or additional expense.
4.	The following defined terms under Section 13.1 entitled “Definitions” is hereby amended and/or incorporated to read as follows:
“Basic Rate” is, as of the date the Term Loan is made, the per annum rate of interest (based on a year of 360 days) equal to the sum of (a) the U.S. Treasury note yield to maturity for a term equal to the Treasury Note Maturity as quoted in The Wall Street Journal on the day the Term Loan is made, plus (b) the Loan Margin.
“Credit Extension” is each Term Loan or any other extension of credit by Bank for Borrower’s benefit.
“Loan Margin” is 3.50 basis points.
“Term Loan” is a loan of up to $ 2,714,459,39.
“Term Loan Maturity Date” is May 1, 2009.
“Treasury Note Maturity” is 36 months.
5.	For valuable consideration, at such time as all Obligations under the Committed Equipment Line and Committed Equipment 2 Line are paid in full and the only Obligation outstanding is the Term Loan and no Event of Default has occurred and is continuing, Bank shall release its security interest in all Collateral except Bank will continue to have a security interest in all of the specific equipment which was financed by Bank including such equipment under the Committed Equipment Line and Committed Equipment 2 Line together will all substitutions, renewals or replacements of and additions, improvements, and accessions to any and all of the foregoing, and all proceeds from sales, renewals, releases other dispositions hereof.
     B. Waiver of Financial Covenant Default(s)
1.	Bank hereby waives Borrower’s existing default under the Loan Agreement by virtue of Borrower’s failure to deliver its 2004 audited financial statements within 120 days after Borrower’s fiscal year ended December 31, 2004. Bank’s waiver of Borrower’s compliance of this covenant shall apply only to the foregoing period. Accordingly, Borrower shall deliver such audited financial statement on or prior to July 31, 2005 and Borrower shall be in compliance with this covenant for the year ending December 31, 2005 and thereafter.

Bank’s agreement to waive the above-described default (1) in no way shall be deemed an agreement by the Bank to waive Borrower’s compliance with the above-described covenant as of all other dates and (2) shall not limit or impair the Bank’s right to demand strict performance of this covenant as of all other dates and (3) shall not limit or impair the Bank’s right to demand strict performance of all other covenants as of any date.
4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.
5. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against paying any of the Obligations.
6. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing indebtedness, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.
7. CONDITION. The proceeds of the Term Loan shall be used to pay in full Borrower’s existing outstanding Loans with Bank
     This Loan Modification Agreement is executed as of the date first written above.

BORROWER:		BANK:

ALEXZA MOLECULAR DELIVERY CORPORATION		SILICON VALLEY BANK

By:	/s/August J. Moretti	By:	/s/ Christopher Wagner

Name:	August J. Moretti	Name:	Christopher Wagner
Title:	CFO	Title:	Sr Rel Mgr